Exhibit 10.56

NINTH AMENDMENT TO LEASE

THIS NINTH AMENDMENT TO LEASE (the “Ninth Amendment to Lease”), made as of the 7th day of November, 2012, by and between SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Landlord”), and GENTRIS CORPORATION, a Delaware corporation (the “Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into a certain lease dated as of June 12, 2004, amended by letter agreement dated October 21, 2004, by Second Amendment to Lease dated June 17, 2005, by Letter Agreement dated September 19, 2005, by Third Amendment to Lease dated May 25, 2006, by Fourth Amendment to Lease dated December 20, 2007, by Fifth Amendment to Lease dated June 15, 2009, by Sixth Amendment to Lease dated June 3, 2010, by Seventh Amendment to Lease dated October 26, 2010, and by Eighth Amendment to Lease (the “Eighth Amendment”) dated July 29, 2011 (collectively, the “Lease”), for certain space known as Suite 400, in the Building located at 133 Southcenter Court, Morrisville, Wake County, North Carolina, as more particularly described in the Lease; and

WHEREAS, the Eighth Amendment provided for (i) a one-time right of first offer with regard to the Fourth Expansion Space (as defined in the Eighth Amendment) in favor of the Tenant that was set forth in Section 11 of the Eighth Amendment (the “Right of First Offer”), and (ii) a right of first refusal in favor of the Tenant for the Fourth Expansion Space that was set forth in Section 12 of the Eighth Amendment (the “Right of Refusal”).

WHEREAS, Landlord desires to lease the Fourth Expansion Space to another tenant for a term that will expire on December 15, 2015; and

WHEREAS, Tenant consents to the Landlord’s lease of the Fourth Expansion Space to another tenant for a term that will expire on December 15, 2015.

NOW THEREFORE, in consideration of the premises contained herein, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Lease as follows:

1. Tenant hereby consents to the Landlord’s lease of the Fourth Expansion Space to another tenant for a term that will expire on December 15, 2015.

2. Landlord and Tenant agree that the Tenant’s Right of First Offer and the Tenant’s Right of Refusal as set forth in the Eighth Amendment shall remain in full force and effect as set forth in the Eighth Amendment, but subordinate to the right of the Landlord to lease the Fourth Expansion Space to another tenant for a term that will expire on December 15, 2015.

3. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Lease, as amended.

4. Except as herein amended, the terms and conditions of the Lease shall remain in full force and effect.

5. This Ninth Amendment to Lease may be executed in one or more counterparts, each of which shall constitute an original, but which together shall constitute one document.

Except as herein amended, the terms and conditions of the Lease shall remain in full force and effect. Each person signing as Landlord or Tenant warrants and represents that she or he is authorized to execute and deliver this Ninth Amendment to Lease and to make it a binding obligation of Landlord or Tenant.

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IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to Lease to be executed as a sealed instrument this the day first above written.

LANDLORD:

SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP, a North Carolina limited partnership

By:	SOUTHPORT BUSINESS PARK INVESTORS CORPORATION, a North Carolina corporation, its general partner

By:	/s/ Richard G. Sullivan
Richard G. Sullivan
Vice President

TENANT:

GENTRIS CORPORATION, a Delaware corporation

By:	/s/ Rick Williams
Rick Williams
Chief Executive Officer

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